Exhibit 10.13
APPROACH RESOURCES INC.
RESTRICTED STOCK AWARD AGREEMENT
     This Restricted Stock Award Agreement (the “Agreement”) is made this 14th day of March 2007, between APPROACH RESOURCES INC., a Delaware corporation (the “Company”), and J. Curtis Henderson, an employee of the Company or one of its affiliates (“Employee”).
     WHEREAS, the Company desires to afford Employee the opportunity to obtain shares of the Company’s common stock, $0.01 par value per share (the “Shares”).
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
     1. Grant of Award. The Company hereby grants to Employee as of the date set forth above (the “Date of Grant”) an aggregate of 21,250 Shares, such number of Shares being subject to adjustment as provided in paragraph 7 hereof, and on the terms and conditions herein set forth. The Shares granted pursuant to this Agreement are granted as restricted stock (the “Restricted Shares”).
     2. Restricted Period; Other. (a) Except as otherwise provided in Paragraph 6, this award of Restricted Shares shall be subject to the following vesting periods: (i) One third (1/3) shall vest upon the closing of the first underwritten public offering (the “IPO”) of the Common Stock of the Company that is pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of any Common Stock to the public for the Company’s account, or on February 21, 2008, whichever occurs earlier (the “Initial Vesting Date”); (ii) one third (1/3) shall vest one year following the Initial Vesting Date; and (iii) one third (1/3) shall vest two years following the Initial Vesting Date; provided Employee remains employed by the Company through each vesting date. Notwithstanding the foregoing, if Employee is terminated by the Company for reasons other than Cause or if events giving rise to Good Reason occur, the Employee shall vest as of the date of such termination by the Company or the date the event giving rise to Good Reason occurs, as applicable, in all unvested Restricted Shares.
     (b) For purposes of this Agreement, “Cause” shall be defined as follows:
     (i) the willful and continued failure by Employee to substantially perform his duties as an officer of the Company (other than any such failure resulting from Employee becoming Disabled);
     (ii) the willful engaging by Employee in misconduct that is materially injurious to the Company;
     (iii) any misconduct in the course and scope of Employee’s employment, including but not limited to dishonesty, disloyalty, disorderly conduct, insubordination, harassment of other employees or third parties, abuse of alcohol or controlled substances, or other violations of the Company’s rules;

     (iv) Employee’s conviction of a felony or other crime involving moral turpitude; or
     (v) any material violation of any agreement between Employee and the Company, including without limitation the Stockholders’ Agreement (defined below).
     For purposes of this paragraph, no act, or failure to act, on Employee’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.
     If the Company believes Cause exists for terminating Employee’s employment and forfeiting all unvested Restricted Shares, it shall give Employee written notice of the acts or omissions constituting Cause, and no termination of employment and related forfeiture of unvested Restricted Shares shall be effective unless and until Employee fails to cure such acts or omissions within 10 days after receiving such notice.
     (c) For purposes of this Agreement, “Good Reason” shall mean:
     (i) a material adverse change in the nature or scope of Employee’s authorities, powers, functions, duties, or responsibilities (it being recognized that neither the IPO nor the purchase or sale of oil and gas properties by the Company, regardless of the location of such properties, will constitute a material adverse change for this purpose);
     (ii) any demotion of Employee to a non-officer position or an officer position junior to Employee’s position on the date of this Agreement, except for Cause; or
     (iii) any material adverse change in the Employee’s salary.
     Employee shall give the Company written notice of any actions alleged to constitute Good Reason and the Company shall have 10 days to cure any such alleged Good Reason.
     (d) For purposes of this Agreement, a “Disability” shall be deemed to have occurred when:
     (i) Employee is determined to be eligible to receive long-term disability benefits under either Social Security or the Company’s long-term disability plan, if any;
     (ii) the Board of Directors of the Company, upon the written report of a qualified physician designated by the Board or its insurers, shall have determined (after a complete physical examination of Employee at any time after he has been absent from the Company for a period of at least 120 calendar days since the date of this Agreement), that Employee has become physically and/or mentally incapable of performing his essential job functions with or without reasonable accommodation as required by law; or
     (iii) Employee is otherwise unable for a continuous period of 180 calendar days to perform his essential job functions with or without reasonable accommodation as required by law due to injury, illness, or other incapacity (physical or mental).

     (e) Determination of Cause, Good Reason or Disability shall be made by the Board of Directors in its good faith discretion.
     3. Delivery of Shares. Certificate(s) representing the Restricted Shares shall be issued in the name of Employee (or, at the option of the Company, in the name of a nominee of the Company) as of the Date of Grant and delivered to Employee on the Date of Grant or as soon thereafter as practicable. Employee shall cause the certificate(s) representing the Restricted Shares, upon receipt thereof by Employee, to be deposited, together with stock powers and any other instrument of transfer reasonably requested by the Company duly endorsed in blank, with the Company, to be held by the Company in escrow for Employee’s benefit until such time as the Restricted Shares represented by such certificate(s) are either forfeited by Employee to the Company or the restrictions thereon terminate as set forth in this Agreement. If the restrictions terminate as set forth in this Agreement, the certificate(s) representing the vested shares shall be released from escrow to Employee. The Restricted Shares shall be subject in all respects to the terms and conditions of that certain Voting and Stockholders’ Agreement dated as of January 1, 2003 by and among the Company and the other stockholders of the Company (the “Stockholders’ Agreement”), which are incorporated by reference hereby.
     4. Forfeiture. All Restricted Shares granted pursuant to this Agreement that have not vested in accordance with Paragraph 2 or Paragraph 6, as the case may be, shall be forfeited to the Company upon the date Employee is no longer employed by the Company or any of its affiliates.
     5. Taxes. The Company will take any steps it deems necessary or desirable to satisfy its withholding tax obligations, if any; provided that the Employee shall have the right (by delivering written notice to the Secretary of the Company no less than 30 days nor more than 60 days prior to the date the restrictions are to be removed) to have Shares withheld from the certificate(s) to be delivered to Employee upon removal of the restrictions or to tender other Shares of Common Stock to meet such obligations.
     6. Acceleration of Vesting and Delivery Dates.
     (a) Notwithstanding the provisions of Paragraph 2 above relating to the vesting periods, the Restricted Shares shall be 100% vested upon a Change of Control (as defined below).
     (b) For purposes of this Agreement, a “Change of Control” shall mean any of the following events: (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) of the Company with one or more corporations, following which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the transaction); (c) the sale of all or substantially all the assets of the Company; or (d) any person or group of persons (as defined in Rule 13d-5 under the Securities

Exchange Act of 1934, as amended) together with such person or its affiliates, becomes the owner, directly or indirectly, of 50% or more of the total fair market value or total voting power of the Company; provided that if one or more persons acting as a group currently owns more than 50% of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control.
     7. Adjustments of Shares Subject to Award. If any Shares shall at any time be changed or exchanged by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares or a dividend payable in stock, then the aggregate number of Restricted Shares subject to this Agreement shall be automatically adjusted such that Employee’s proportionate interest shall be maintained as before the occurrence of such event. The determination of any such adjustment by the Company shall be final, binding and conclusive. Shares distributed in connection with or resulting from any such adjustment with respect to Restricted Shares that have not yet vested shall enjoy the same privileges and be subject to the same restrictions pursuant to this Agreement that are applicable to the related Restricted Shares.
     8. No Contract for Employment. Notwithstanding anything to the contrary contained herein, this Agreement does not constitute a contract for employment and shall not affect the right of the Company to terminate Employee’s employment for any reason whatsoever or for no reason.
     9. Restrictions on Transfer; Rights as Shareholder. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to vesting. The Restricted Shares are also be subject to such other restrictions on transfer as set forth in the Stockholders’ Agreement. Subject to the restrictions referenced in the preceding sentences, and except as otherwise provided in this Agreement, Employee shall for all purposes be the record and beneficial owner of the Restricted Shares. Employee shall be entitled to vote the Shares at all meetings of stockholders and be entitled to receive and retain all cash dividends that may be paid with respect to the Shares.
     10. Restriction on Issuance of Shares. The Company shall not be required to issue or deliver any certificates for Shares covered by this Agreement prior to the obtaining of any approval from any governmental agency that the Company shall, in its sole discretion, determine to be necessary or advisable, and the completion of any registration or other qualification of such Shares or their offering or sale under any state or federal law or ruling or regulations of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable. In addition, if the offering and sale of Shares reserved for issuance pursuant to this Agreement shall not then be registered under the Securities Act of 1933, as amended, the Company may, upon Employee’s receipt of Shares issued pursuant to this Agreement, require Employee or his permitted transferee to represent in writing that the Shares being acquired are for investment and not with a view to distribution, and may mark the certificate(s) for the Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate(s) to the transfer agent.
     11. Acknowledgment. Employee acknowledges that Thompson & Knight LLP has not represented such Employee in connection with the preparation and negotiation of this Agreement, and such counsel shall owe no duties directly to Employee. Employee confirms that Employee has been advised to consult with Employee’s own attorney regarding legal matters concerning the

Company and to consult with independent tax advisors regarding the tax consequences of receiving the Restricted Shares.
     12. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.
     13. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without Employee’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, or any regulations or other guidance issued thereunder.
     14. Governing Instrument and Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of laws principles.
[Signature Page Follows]

APPROACH RESOURCES INC.

	By:	/s/ J. Ross Craft

J. Ross Craft, President

Accepted and Agreed:

/s/ J. Curtis Henderson	Date: March 14, 2007

J. Curtis Henderson